Exhibit 99.1

February 14, 2013

SILVER BULL ANNOUNCES CLOSING OF PUBLIC OFFERING OF UNITS

Vancouver, British Columbia – Silver Bull Resources, Inc. (TSX: SVB, NYSE MKT: SVBL) (“Silver Bull”) announced today that it has closed its previously announced offering of units (the “Offering”).  A total of 22,912,500 units were sold at a price of US$0.40 per unit.  The Offering was fully subscribed and the agents partially exercised their over-allotment option.  Each unit is comprised of one share of common stock of Silver Bull (a “Common Share”) and one-half of one Common Share purchase warrant, with each whole warrant exercisable to purchase one Common Share, at an exercise price of US$0.55, for a period of 18 months from the closing of this Offering.  Silver Bull received gross proceeds from the Offering, before deducting commissions to the agents and estimated offering expenses payable by Silver Bull, of approximately US$9.2 million.  The remaining US$0.8 million over-allotment option is exercisable by the agents for a period of 30 days following the closing of the Offering.

PI Financial Corp. and Stifel Nicolaus Canada Inc. acted as co-lead placement agents for the Offering, and Roth Capital Partners, LLC was a co-placement agent in the United States in connection with this Offering.

Silver Bull intends to use the net proceeds from the Offering for the preparation of a resource update, metallurgical studies, commencement of a preliminary economic assessment and general working capital requirements with respect to advancement of its Sierra Mojada Silver Project in Mexico.

The Offering was made pursuant to a shelf registration statement on Form S-3 that Silver Bull has filed with the Securities and Exchange Commission ("SEC") and an MJDS base shelf prospectus that was filed with the security regulatory authorities in each of the provinces of British Columbia, Alberta and Ontario (the “Canadian Securities Authorities”), both of which are effective, and only by means of a U.S. prospectus supplement or a Canadian MJDS prospectus supplement.  A final U.S. prospectus supplement relating to the Offering was filed with the SEC, and a final Canadian MJDS prospectus supplement relating to the Offering was filed with the Canadian Securities Authorities.

Electronic copies of the U.S. prospectus supplements and accompanying prospectus are available on the website of the SEC at http://www.sec.gov.  Electronic copies of the Canadian MJDS prospectus supplements and accompanying prospectus may be obtained by accessing the System for Electronic Document Analysis and Retrieval (SEDAR) established by the Canadian Securities Administrators at http://www.sedar.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.  The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplements, the accompanying base shelf prospectuses or the registration statement.

On behalf of the Board of Directors

Tim Barry

Tim Barry, MAusIMM
Chief Executive Officer, President and Director

INVESTOR RELATIONS CONTACT INFO:

Matt Hallaran
+1 604 687 5800
info@silverbullresources.com

Cautionary note regarding forward looking statements
This news release contains forward-looking statements regarding future events and Silver Bull’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and applicable Canadian securities laws.  Forward-looking statements include statements regarding the intended use of proceeds of the Offering.  These statements are based on current expectations, estimates, forecasts, and projections about the market condition, the industry in which Silver Bull operates and the beliefs and assumptions of Silver Bull’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as discussed under the caption “Risk Factors” in our final U.S. prospectus supplement dated and filed with the SEC on February 6, 2013, our final Canadian MJDS prospectus supplement dated and filed with the Canadian Securities Authorities on February 6, 2013 and our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, as amended, and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian Securities Authorities available on www.sedar.com. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.